Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our reports dated October 12, 2026, relating to the financial statements and financial highlights of Fidelity Short-Term Bond Index Fund, Fidelity Sustainability Bond Index Fund, Fidelity Sustainable Low Duration Bond Fund, and Fidelity SAI Sustainable Low Duration Bond Fund, our report dated October 13, 2026, relating to the financial statements and financial highlights of Fidelity Conservative Income Bond Fund, our reports dated October 14, 2026, relating to the financial statements and financial highlights of Fidelity Series Corporate Bond Fund, Fidelity Sustainable Core Plus Bond Fund, and Fidelity SAI Investment Grade Securitized Fund, and our report dated October 15, 2026, relating to the financial statements and financial highlights of Fidelity Series Sustainable Investment Grade Bond Fund, appearing on Form N-CSR of Fidelity Salem Street Trust for the year ended August 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 22, 2026